UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants, each 124.777 warrants exercisable for one share of Class A common stock at an exercise price of $717.47 per share	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 27, 2022, ProFrac Holding Corp., a Delaware corporation (“ProFrac”), issued a press release and posted an associated investor presentation to its website announcing that ProFrac Holdings II, LLC (“ProFrac II LLC”), a Texas limited liability company and a subsidiary of ProFrac, (i) completed the previously announced acquisition of the Eagle Ford sand mining operations of Monarch Silica, LLC, a Texas limited liability company (“Monarch Silica”), (ii) entered into a definitive agreement to acquire REV Energy Holdings, LLC, a Colorado limited liability company (“REV”) and (iii) entered into a definitive agreement to acquire Performance Proppants LLC, a Louisiana limited liability company (“Performance Proppants”), and certain of its affiliates.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release and the investor presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release and the investor presentation attached as exhibits hereto, the press release and the investor presentation contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release and the investor presentation regarding these forward-looking statements.

Item 8.01	Other Events.

Acquisition of Monarch Silica, LLC

As previously disclosed in the Current Report on Form 8-K filed by ProFrac with the Securities and Exchange Commission on December 6, 2022, on December 5, 2022, ProFrac II LLC (i) entered into a Membership Interest Purchase Agreement (the “Monarch Purchase Agreement”) by and among ProFrac II LLC, Monarch Capital Holdings, LLC, a Texas limited liability company (“Monarch Capital”), Monarch Silica, and, for the limited purposes set forth therein, David E. Welch and Paul A. Welch, pursuant to which ProFrac II LLC agreed to purchase from Monarch Capital 100% of the issued and outstanding membership interests of Monarch Silica (the “Monarch Equity Transaction”) and (ii) entered into a Real Property Purchase and Sale Agreement by and between ProFrac II LLC and DPW Investments, LLC, a Texas limited liability company (“DPW”), pursuant to which ProFrac II LLC agreed to purchase from DPW all of its right, title and interest in and to certain real property located in Bexar County, Texas (the “Monarch Real Property Transaction” and, together with the Monarch Equity Transaction, the “Monarch Transactions”).

On December 23, 2022, ProFrac II LLC consummated the Monarch Transactions. The aggregate purchase price of the Monarch Transactions was $175 million, of which (i) $87.5 million was paid in cash at the closing of the Monarch Transactions, and (ii) the remaining $87.5 million was paid in the form of a secured note payable to Monarch Capital by ProFrac II LLC (the “Monarch Note”). A portion of the cash consideration is subject to certain customary post-closing adjustments.

The Monarch Note bears interest at a rate of 2.50% per annum and matures on the earlier of (i) December 23, 2024 and (ii) the date on which all amounts thereunder are due and payable pursuant to the terms and conditions thereof. The Monarch Note is secured by ProFrac II LLC’s equity interest in Monarch Silica, substantially all of the assets of Monarch Silica and the real property acquired from DPW in connection with the Monarch Transactions.

Agreement to Acquire REV Energy Holdings, LLC

On December 23, 2022, ProFrac II LLC entered into a Membership Interest Purchase Agreement by and among ProFrac II LLC, REV, Jason Kuzov, an individual (“Kuzov”), Michell Winnick, an individual (“Winnick”), Buffalo Creek, LLC, an Idaho limited liability company (“Buffalo Creek,” and together with Kuzov and Winnick, the “REV Sellers”), and BCKW LLC, a Colorado limited liability company (the “REV Sellers’ Representative”), pursuant to which ProFrac II LLC agreed to purchase from the REV Sellers 100% of the issued and outstanding membership interests of REV (the “REV Acquisition”).

The aggregate purchase price of the REV Acquisition is $140 million, consisting of (i) a number of shares of ProFrac’s Class B common stock, par value $0.01 per share, equal to $70 million, (ii) approximately $39 million to be paid in the form of a secured note payable to the REV Sellers’ Representative by ProFrac II LLC (the “REV Note”), (iii) approximately $25.5 million in cash and (iv) approximately $5.5 million in debt assumption. A portion of the cash consideration is subject to certain customary post-closing adjustments. The purchase agreement also provides for up to $20 million of earn-out payments if certain EBITDA-based performance targets are achieved during 2023.

The REV Note will bear interest at a rate of 2.25% per annum and will mature on the earlier of (i) the 30-month anniversary of the date of the REV Note and (ii) the date on which all amounts thereunder are due and payable pursuant to the terms and conditions thereof. The REV Note will be secured by ProFrac II LLC’s equity interest in REV and substantially all of the assets of REV and its wholly-owned subsidiary, REV Energy Services, LLC.

The closing of the REV Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and absence of legal impediments.

Agreement to Acquire Performance Proppants

On December 23, 2022, ProFrac II LLC entered into a Membership Interest Purchase Agreement by and among ProFrac II LLC, Performance Holdings I, LLC, a Louisiana limited liability company (“Performance Holdings I”) and Performance Holdings II, LLC, a Louisiana limited liability company (“Performance Holdings II” and, together with Performance Holdings I, the “Performance Sellers”), pursuant to which ProFrac II LLC agreed to purchase from the Performance Sellers 100% of the issued and outstanding membership interests of each of (i) Performance Proppants, (ii) Red River Land Holdings, LLC, a Louisiana limited liability company, (iii) Performance Royalty, LLC, a Louisiana limited liability company, (iv) Performance Proppants International, LLC, a Louisiana limited liability company and (v) Sunny Point Aggregates, LLC, a Louisiana limited liability company (such transactions, collectively, the “Performance Acquisition”).

The aggregate purchase price of the Performance Acquisition is $475 million, payable in cash at the closing. The closing of the Performance Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the HSR Act and absence of legal impediments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 27, 2022.

99.2	Investor Presentation released December 27, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

Date: December 28, 2022